                                                                  EXHIBIT (p)(9)

          ABN AMRO ASSET MANAGEMENT THE NETHERLANDS CODE OF CONDUCT FOR
                        PRIVATE SECURITIES TRANSACTIONS

           supplementing the ABN AMRO Regulations concerning Private
                       Portfolio Investment Transactions


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Contents
              I.   Supplementary definitions

              II.  Supplementary rules for Insiders General working for AAAM-NL

              Article 1      Insider General

              Article 2      Additional provisions

              Article 3 Obligation to effect Private Securities Transactions through ABN AMRO

              Article 4      Exception for External Employee

              Article 5      Immediate disclosure of securities accounts

              Article 6 Immediate update of the latest securities accounts information

              Article 7      Pre-clearance

              Article 8      Exceptions to the requirement for pre-clearance

              Article 9      Pre-clearance module

              Article 10     Period of validity for pre-clearance

              Article 11     Meaning of pre-clearance

              Article 12     Limit order

              Article 13     Request for exemption

              Article 14     No opposite transactions within 1 month

              Article 15 No opposite transactions within a period longer than 1 month

              Article 16     Disclosure of (Private) Securities Transactions

              Article 17     Disclosure form

              III. Other provisions

              Article 18     Binding recommendation

              Article 19     Appeal

              Article 20     Control and confidential treatment of information

              Article 21     Restricted dissemination of information

              Article 22     Circumvention of provisions not permitted

              Article 23     Notification of a (serious potential) breach

              Article 24     Enforcement action

              Article 25     Sanctions

              Article 26     Applicability of the Code of Conduct



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              I.   Supplementary definitions

                             1.  AAAM-NL
                             ABN AMRO Asset Management The Netherlands.

                             2. Code of Conduct
                             ABN AMRO Asset Management The Netherlands Code of Conduct for Private Securities Transactions.

                             3. ABN AMRO Regulations
                             ABN AMRO Regulations concerning Private Portfolio Investment Transactions, effective 1 July 2001.

                             4. Compliance Officer
                             the officer or officers designated as such by the Chief Executive Officer of AAAM-NL.

                             5. Employee
                             an Employee as referred to in definition 8 of the ABN AMRO Regulations - including an External Employee - working on behalf of AAAM-NL.

                             6. External Employee
                             any Employee working on behalf of AAAM-NL other than under a contract of employment directly with ABN AMRO (e.g. temporary worker or consultant).

                             7. Restricted list
                             a list of securities based upon which the Employee is not given approval for effecting Private Securities Transactions.



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             II.   Supplementary rules for Insiders General working for AAAM-NL

             Article 1       Insider general
                             In accordance with the definition of Insider
                             General given in the ABN AMRO Regulations, every Employee of AAAM-NL - including an External Employee - is designated as an Insider General.

                             The definition of an Insider General given in the ABN AMRO Regulations reads as follows:

                             An Insider General is an Employee who has or can have more or less regular access to Inside Information in relation to Securities other than ABN AMRO Securities. This includes:

                             a. Members of the Supervisory Board;

                             b. Members of the Managing Board;

                             c. Senior Executive Vice-Presidents;

                             d. Executive Vice-Presidents and Managing
                             Directors;

                             e. compliance officers;

                             f. Employees who perform activities primarily involving the offer, performance, settlement or control of services in the areas of stock-broking or asset management;

                             g. other Employees or groups of Employees designated as Insider General by or on behalf of the management of the Strategic Business Unit or the Corporate Centre.

             Article 2       Additional provisions

                             The Chief Executive Officer of AAAM-NL may declare additional provisions regarding Private Securities Transactions applicable to specific Employees.



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             Article 3       Obligation to effect Private Securities
                             Transactions through ABN AMRO In conformity with the ABN AMRO Regulations the Employee shall only effect Private Securities Transactions through ABN AMRO. The Employee must hold the securities account that is used for this purpose at a branch of ABN AMRO in the Netherlands, save for the exceptions specified in the ABN AMRO Regulations.

                             The exceptions to the obligation to effect Private Securities Transactions through ABN AMRO contained in Article 23(1), (2) and (3) of the ABN AMRO Regulations are:

                             - the obligation does not apply if transactions are effected through discretionary management;

                             - the obligation does not apply to transactions in (semi-)open-ended investment funds;

                             - the obligation does not apply to transactions in government bonds issued by OECD member countries.

                             The obligation does apply to an Employee's Private Securities Transaction in ABN AMRO affiliated investment institutions (e.g. ABN AMRO investment funds).

             Article 4       Exception for External Employee

                             Article 3 does not apply to an External Employee. However, the Compliance Officer may declare the obligation to effect Private Securities Transactions through ABN AMRO applicable to an External Employee who has worked or will work for AAAM-NL for a period in excess of 1 year.

                             Save for this exception, the Code of Conduct is applicable in its entirety to an External Employee; therefore he must also comply with the reporting obligations under Article 16 of the Code of Conduct.



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


             Article 5       Immediate disclosure of securities accounts

                             On taking up employment with AAAM-NL the Employee must immediately notify the Compliance Officer of the account numbers of:

                             a. any ABN AMRO securities account held in his name;

                             b. any ABN AMRO securities account of which he is a joint holder;

                             c. any ABN AMRO securities account in the name of a third party on which he is authorized to effect Securities Transactions;

                             d. any securities account in which, in the opinion of the Compliance Officer, he has a material interest.

                             The term "securities account" means an account through which it is possible to effect Securities Transactions, including a securities account held for the purpose of a mortgage, pension scheme or for any other reason.

             Article 6 Immediate update of the latest securities accounts information The Employee must notify the Compliance Officer immediately of any changes or additions to the securities accounts referred to in Article 5.

             Article 7       Pre-clearance

                             The Employee must obtain permission in advance (`pre-clearance') before effecting any Private Securities Transaction. The definition of a Private Securities Transaction given in the ABN AMRO Regulations is as follows:

                             The performance, assignment or promotion of any action for the purchase or sale of Securities, including ABN AMRO Securities, other than in the performance of a job or position, directly or indirectly in a personal capacity, or partially in a personal capacity, or on behalf of a third party.

                             In view of the above definition of a Private
                             Securities Transaction, Securities Transactions may be effected by the Employee on behalf of third parties only if this Article (pre-clearance) and
                             Article 3 (Obligation to effect Private Securities




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                             Transactions through ABN AMRO) of the Code of
                             Conduct are complied with. The definition of Securities given in the ABN AMRO Regulations reads as follows:

                             a. share certificates, debt instruments, profit-sharing certificates and founder's shares, options certificates, warrants, reverse exchangeables, and similar securities;

                             b. rights of joint ownership, options, rights to the forward transfer of goods, entries in share and debt registers and similar contingent or absolute rights;

                             c. certificates representing securities as referred to above;

                             d. scripts representing securities as referred to above, and;

                             e. interest rate, currency and equity swaps or similar instruments.

             Article 8       Exceptions to the requirement for pre-clearance

                             The Employee does not need to obtain pre-clearance for a Private Securities Transaction if the transaction relates to:

                             a. the buying of securities which are offered privately or are the subject of an Initial Public Offering;

                             b. an investment scheme over which the Employee has little control and which invests automatically in (semi-) open-ended investment institutions;

                             c. a discretionary management agreement;

                             d. (semi-)open-ended investment institutions not affiliated with ABN AMRO;

                             e. currency derivatives;

                             f. government bonds issued by OECD member countries.

                             The Employee is still bound by Article 7 of the Code of Conduct (pre-clearance) when effecting Private Securities Transactions in ABN AMRO affiliated investment institutions.




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             Article 9       Pre-clearance module

                             The Employee requests pre-clearance to effect a Private Securities Transaction by using the pre-clearance module via AAAM-NL's office PCs. If the Employee is unable to gain access to this module he must use the telephone line designated for the purpose. Such calls may be recorded.

             Article 10      Period of validity for pre-clearance

                             The Employee is not obliged to effect a Private Securities Transaction upon receiving pre-clearance. However, if the Employee still intends to effect a Private Securities Transaction upon receiving pre-clearance for it, he must do so within 1 hour after having received such pre-clearance. If unable to do so within that period of time, the Employee must re-obtain for pre-clearance before proceeding the effectuation of the proposed Private Securities Transaction.

             Article 11      Meaning of pre-clearance

                             Permission to effect a Private Securities
                             Transaction will generally be granted, unless the Security in question appears on the Restricted list. The granting of pre-clearance does not imply compliance with all other provisions of the Code of Conduct.

             Article 12      Limit order

                             The Employee may give a limit order only for the duration of a single (exchange) trading day. The Employee shall therefore not issue any continuing limit order.

             Article 13      Request for exemption

                             The Employee may direct a written request to the Compliance Officer for exemption from a restriction on trading for exceptional reasons.


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

             Article 14      No opposite transactions within 1 month

                             Having carried out a Private Securities Transaction the Employee is not permitted to effect within 1 month an opposite Private Securities Transaction relating to Securities of the same company or Securities related to that company. This does not apply to Private Securities Transactions relating to:

                             a. index- and currency derivatives;

                             b. government bonds issued by OECD member countries;

                             c. (semi-)open-ended investment institutions not affiliated with ABN AMRO.

                             "Opposite transaction" means at the least any of the following:

                             a. purchase/sale;

                             b. sale/purchase;

                             c. purchase/writing of call options;

                             d. sale/purchase of call options;

                             e. opposite transactions which, in the opinion of the Compliance Officer, are similar.

                             However, the prohibition on intra-day trading contained in Article 7 of the ABN AMRO Regulations (no opposite transactions within 24 hours) remains applicable in full to all Securities. This prohibition relates not only to Securities with the same security code but also to Securities of the same company or Securities related to that company.

             Article 15 No opposite transactions within a period longer than 1 month The Employee is not permitted to effect opposite transactions within a period of three months with respect to ABN AMRO affiliated investment institutions.

                             Furthermore, under Article 20 of the ABN AMRO Regulations, Securities obtained by subscription to a public issue or Initial Public Offering in which



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

                             ABN AMRO performs a function in the banking syndicate may not be sold until six months after the payment date.

             Article 16      Disclosure of (Private) Securities Transactions

                             Within ten days after the end of the month in which (Private) Securities Transaction have been effected, the Employee must disclose to the Compliance Officer the following:

                             a. each and every Employee's Private Securities Transaction; including Private Securities Transactions in (semi )open-ended investment institutions not affiliated with ABN AMRO and government bonds issued by OECD member countries which have not been effected through an ABN AMRO securities account;

                             b. each and every Securities Transaction effected by the Employee's Affiliated Third Parties, excluding relatives by consanguinity or affinity in the first or second degree of an Employee;

                             c. each and every Securities Transaction effected through a securities account in which, in the opinion of the Compliance Officer, the Employee has a material interest.

                             This duty of disclosure does not apply to Private Securities Transactions effected through an ABN AMRO securities account, provided that the Employee disclosed this securities account to the Compliance Officer.

                             The definition of Affiliated Third Parties given in the ABN AMRO Regulations reads as follows:

                             a. the spouse or partner of an Employee;

                             b. relatives by consanguinity or affinity in the first or second degree of an Employee;

                             c. other persons who run a joint household with an Employee;

                             d. agents and portfolio managers (not being discretionary management



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

                             administrators), to the extent that they act on behalf of the Employee;

                             e. legal entities and portfolio investment clubs in which the Employee exercises a degree of control over the investment policy.

                             In principle Article 16 does not apply to Securities Transactions effected by relatives by consanguinity or affinity in the first or second degree of an Employee, being (grand)parents, (grand)children, brothers(-in-law) and sisters(in-law).

                             However, if, in the opinion of the Compliance Officer, there is reason to do so, he may ask the Employee to do his utmost, within the bounds of reasonableness and fairness, to ensure that relatives of the Employee by consanguinity or affinity in the first or second degree provide information on any Securities Transaction they effect.

             Article 17      Disclosure form

                             The Securities Transactions referred to in Articles 16 must be disclosed in writing on the designated form, stating:

                             a. the date of the transaction, the name of the Security and the number of items traded or the nominal value;

                             b. the nature of the transaction (purchase, sale or whatever form of acquisition or disposal);

                             c. the name of the broker, dealer or bank through or by whom/which the transaction was effected.


             III.  Other provisions

             Article 18      Binding recommendation

                             If the Employee has doubts regarding the interpretation or application of the ABN AMRO Regulations and/or the Code of Conduct, he is required to seek the advice of the Compliance Officer. The Compliance Officer is authorized to give a



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

                             decision that is binding on the Employee but is also appealable.

             Article 19      Appeal

                             An Employee may appeal in writing against a decision of the Compliance Officer to the Chief Executive Officer of AAAM-NL. The lodging of an appeal shall not suspend the decision of the Compliance Officer.

             Article 20      Control and confidential treatment of information

                             The Compliance Officer shall use information obtained about Private Securities Transactions effected by the Employee and Securities Transactions effected by Affiliated Third Parties of the Employee solely in order to establish whether the provisions of the Code of Conduct and/or the ABN AMRO Regulations are complied with. The Compliance Officer shall treat this information under strict confidentiality.

             Article 21      Restricted dissemination of information

                             The Compliance Officer shall not disclose information about (Private) Securities Transactions connected to an Employee to persons or bodies other than those formally involved in: a. an investigation concerning Private Securities Transactions; b. enforcement action in regard to a breach of the Code of Conduct and/or the ABN AMRO Regulations, unless the Compliance Officer is obliged to provide information to others by or pursuant to the law, a court decision or a request by a supervisory authority.

             Article 22      Circumvention of provisions not permitted

                             The Employee is not permitted to circumvent the provisions of the ABN AMRO Regulations and/or the Code of Conduct through colleagues, other financial institutions, investment institutions, securities institutions, Affiliated Third Parties or in any other way.



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

             Article 23      Notification of a (serious potential) breach

                             If the Compliance Officer advises the Chief
                             Executive Officer of AAAM-NL or a supervisory authority in writing of a (serious suspicion of) a breach of the ABN AMRO Regulations and/or the Code of Conduct by an Employee, the Employee in question shall be notified of this fact without delay.

             Article 24      Enforcement action

                             The competent persons or bodies, which shall include the Chief Executive Officer of AAAM-NL and an officer of the Human Resources department, shall determine, giving regard to all the relevant facts, whether - and, if so, to what extent - enforcement action should be taken against an Employee in response to a serious breach of the provisions of the ABN AMRO Regulations and/or the Code of Conduct.

             Article 25      Sanctions

                             Action by the Employee breaching the ABN AMRO Regulations and/or the Code of Conduct shall be regarded as a serious breach of the trust that AAAM-NL places in the Employee and may lead to an appropriate sanction being imposed by a competent body. Sanctions may consist of transfer to another position, suspension, or other disciplinary or labor law measures, which may include summary dismissal.

             Article 26      Applicability of the Code of Conduct

                             The Code of Conduct shall continue to apply to the Employee for a period of six months after he has ceased to be an Employee of AAAM-NL.

                             February 2003
                             ABN AMRO Asset Management The Netherlands
                             Compliance Department
                             020-628 36 39 or 020-383 24 97



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
                    ABN AMRO ASSET MANAGEMENT THE NETHERLANDS
       ADDENDUM TO THE CODE OF CONDUCT FOR PRIVATE SECURITIES TRANSACTIONS
                                (THE "ADDENDUM")

           (SUCH ADDENDUM ONLY APPLIES TO ACCESS PERSONS OF AAAM(USA))


I.       INTRODUCTION

ABN AMRO Asset Management (Netherlands) ("AAAM(NL)"), as sub-advisor of
ABN AMRO Asset Management (USA) Inc. ("AAAM(USA)") and pursuant to a no-action letter granted by the U.S. Securities and Exchange Commission ("U.S. SEC") on 1 July 1997, shares certain of its personnel with AAAM(USA). Such shared personnel have access to AAAM(USA) (hereinafter "Access Persons"). Access Persons have been identified as follow:

(a) Any and all employees of AAAM(NL) who are responsible for maintaining, or have access to, records of AAAM(USA) (hereinafter "Advisory Representatives"). Such Advisory Representatives are specific employees of AAAM(NL) working within the Dealing Support department;

(b) Portfolio Managers and employees of AAAM(NL) who provide information and advice to a portfolio manager or who help execute a portfolio manager's decisions, such as analysts and traders (hereinafter "Associated Persons").

Access Persons, besides owing a fiduciary duty to the clients of AAAM(NL), owe an additional fiduciary duty to the clients of AAAM(USA). Access Persons are obliged to comply (in addition to the Dutch STE regulatory requirements as promulgated under the STE's "Nadere Regeling Teozicht Effectenverkeer 1999") with Rule 17j-1 of the Investment Company Act of 1940 as regulated by the U.S. SEC. As such, this Addendum has been adopted in order to ensure Access Persons' compliance with the personal securities reporting requirements as promulgated under Rule 17j-1.

II.      RULES APPLICABLE TO ACCESS PERSONS

A. DEFINITIONS

         1. The term "Beneficial Interest" includes the ownership of any security held by Access Persons, individually, jointly, or as guardian, representative of an estate or trustee of a trust or by a Related Person in whom an Access Person, by reason of any contract, understanding, relationship, agreement or other arrangement, obtains present or future benefits substantially equivalent to ownership.

         2. The term "Control" shall mean investment discretion in whole or in part of an account regardless of beneficial ownership, such as an account for which a person has power of attorney or authority to effect transactions.

         3. The term "Covered Securities Account" is defined as an account at a broker, dealer or bank where securities are held in which an Access Person has any direct or indirect Beneficial Interests or account relationships where an Access Person exercises Control.

B. ACCESS PERSONS PROCEDURES

         1.       Opening and Maintaining Personal Securities Account

                  A. Access Persons must report the opening of new Covered Securities Accounts and all of the Personal Securities Transactions of their Related Persons, those of accounts representing Beneficial Interests, and account relationships where Access Persons exercises control, to the Compliance Department NO LATER THEN TEN DAYS AFTER THE CLOSE OF THE CALENDAR QUARTER in which the transactions were effected or a new account opened. A form will be sent to you quarterly (form attached as Exhibit A) for reporting purposes and shall include:

                           (i) The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares or principal amount of each security involved;

                           (ii)    The nature of the transaction (i.e.,
                                   purchase, sale or any other type of
                                   acquisition or disposition);

                           (iii)   The price at which the transaction was
                                   effected;

                           (iv) The name of the broker, dealer or bank with or through which the transaction was effected;

                           (v) The name of any Covered Securities Account established by the Access Persons during the quarter and the date the account was established; and

                           (vi)    Access Persons Signature and Date of
                                   Signature

Should you not wish to list individual transactions on the form, you are allowed to attach to the form a listing of transactions or copies of statements displaying transactions, indicate such attachment on the form and sign and date the form. Your signature is required and represents that you have reported all covered transactions for the quarter.

III.     PROHIBITED DEALINGS

         A. ASSOCIATED PERSONS are prohibited from either purchasing new equity issues on the initial public offering (including convertible bonds or preferred stock, but excluding limited partnerships and conversion of financial institutions or operating companies in which an ASSOCIATED PERSON has a position prior to the underwriting), or acquiring a beneficial interest in any securities in a private placement for a controlled account without prior written approval (Exhibit B) from a designated Compliance Officer of AAAM(NL). Approval of such transactions will take into consideration, among other factors, whether the investment opportunity should be reserved for Client accounts and whether the opportunity is being offered to an ASSOCIATED PERSON by virtue of his or her position with either AAAM(NL) or AAAM(USA). ASSOCIATED PERSONS who have been authorised to acquire securities either on the initial public offering or in a private placement are required to disclose the investment when they play a part in any subsequent consideration of Client investments in the issuer. In such circumstances, AAAM(NL)'s decision to purchase securities is subject to an independent review by investment personnel with no personal interest in the Issuer.

         B. Access Persons may not effect any securities transactions for their own account or for any Related Person account, if they know or should have known at the time of purchase that the security is being considered for purchase or sale for a Client account or is being purchased or sold for a Client account. For purposes of this Code of Ethics "being considered for purchase or sale" includes any security actively being considered for purchase or sale or for which an order has been placed and is not yet completed.

IV.      ANNUAL REPORTS

         A. No later than ten days upon being designated as Access Persons and on an annual basis thereafter, all Access Persons must disclose all personal securities holdings (form attached as Exhibit C). The report must contain information that is current as of a date no more than thirty days before the report is submitted.

         B. Upon commencement of employment and on an annual basis thereafter Access Persons will be required to confirm accounts representing beneficial interests and accounts where the Access Persons have control (form attached as Exhibit D).

V.       ADMINISTRATIVE PROCEDURES

         A. AAAM(NL)'s Compliance Department will identify all Access Persons and notify them of their obligations under AAAM(NL)'s Code of Ethics and Addendum.

         B. Transaction and holding reports will be reviewed by AAAM(NL)'s Compliance Department to determine their conformity with AAAM(NL)'s Code of Ethics and Addendum, to identify potential conflicts of interest and to compare the accuracy of the past year's transaction reports against the current year's holding reports. The Compliance Department will track any apparent violations to AAAM(NL)'s Code of Ethics and Addendum and report such violations to both AAAM(NL)'s Head of Compliance as well as AAAM(USA)'s Director of Compliance on a quarterly or more frequent basis. AAAM(NL)'s Head of Compliance, together with AAAM(NL)'s CEO if necessary and in co-operation with AAAM(USA)'s Director of Compliance, will determine any corrective action and/or sanctions, if any, that should be imposed on Access Persons in addition to those that may have already been imposed.

         C. AAAM(NL)'s Compliance Department will track any exemptions granted under its Code of Ethics and Addendum and will report such exemptions to both AAAM(NL)'s Head of Compliance as well as AAAM(USA)'s Director of Compliance on a quarterly or more frequent basis.

         D. As sub-adviser providing advice to a U.S. registered investment company, the U.S. ABN AMRO Funds (the "Funds"), AAAM(NL) will submit (via AAAM(USA)) to the Fund Board of Trustees for approval AAAM(NL)'s Code of Ethics and Addendum. If AAAM(NL), as sub-adviser to the Funds, makes a material amendment to its Code of Ethics and Addendum, the

Code of Ethics and Addendum must be re-submitted to the Fund Board for approval within six months of the change.

         E. At least annually, AAAM(NL) (as a sub-adviser to the Funds) will provide a written report to the Fund Board of Trustees that: (1) describes issues since the last report to the Board that arose under its Code of Ethics and Addendum or its procedures to the Code of Ethics and Addendum including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations, and (2) certifies that the entity has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics and Addendum.

VI.      RECORDKEEPING REQUIREMENTS

AAAM(NL) will, at its principal place of business, maintain the following records in the manner and to the extent set out below.

         A. A copy of each Code of Ethics and Addendum that is in effect, or at any time within the past five years was in effect, will be maintained by AAAM(NL)'s Compliance Department in an easily accessible place.

         B. A record of any violation by Access Persons of the Code of Ethics and Addendum, and of any action taken as a result of the violation, will be maintained by the Compliance Department in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

         C. A copy of each report submitted and signed by Access Persons as required by this Addendum, will be maintained by the Compliance Department for at least five years after the end of the fiscal year in which the report is made or the information provided, the first two years in an easily accessible place.

         D. A record of all Access Persons, currently or within the past five years, who are or were required to make reports, or persons who are or were responsible for reviewing these reports, will be maintained by the Compliance Department in an easily accessible place.

         E. A record of each written report to the Fund Board of Trustees as described in Section V.E. above will be maintained by AAAM(NL)'s Compliance Department for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

         F. A record of any decision, and the reasons supporting the decision, to approve the purchase of new equity issues on the initial public offering or the acquisition of private placements by Associated Persons will be maintained by AAAM(NL)'s Compliance Department for at least five years after the end of the fiscal year in which the approval is granted.


FEBRUARY 1, 2003

                  ABN AMRO Regulations
                  concerning Private Portfolio
                  Investment Transactions


[ABN AMRO LOGO]


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                  ABN AMRO Regulations
                  concerning Private Portfolio
                  Investment Transactions

Group Compliance
Tel. (+31 20 6) 28 32 69 or (+31 20 6 ) 28 20 93                     020502 ENG.

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COMMENCEMENT DATE

These ABN AMRO Regulations concerning Private Portfolio Investment Transactions were adopted by the Managing Board on May 29, 2001 and are in force since July 1, 2001.

> The Regulations concerning Private Portfolio Investment Transactions of April 1994, amended in March 1998

> the ABN AMRO code of conduct for price-sensitive information and regulations concerning private portfolio investment transactions (of June 1999)

as well as

> the Regulations concerning Inside Information on ABN AMRO Shares of April 1, 1999 shall cease to have effect.

Introduction

The fact that we are employed by or carry out work on behalf of the bank, means we may become privy to inside information.

To protect ourselves and the bank against the improper use of inside information, several regulations - both general and statutory - have been drawn up. These rules and regulations are embodied in the ABN AMRO Regulations concerning Private Portfolio Investment Transactions.

Anybody, who works for, or on behalf of, ABN AMRO should be aware of the contents of the ABN AMRO Regulations concerning Private Portfolio Investment Transactions.

Any transgressions from these Regulations may lead to employment sanctions, judicial and/or criminal sanctions.

WHICH SECTIONS ARE RELEVANT TO YOU?

The articles included in Section I apply to all Employees.

Section II applies to Insiders General and supplements the articles in Section
I. (note: Insiders General were previously referred to as Insiders.)

Section III applies to Insiders ABN AMRO and supplements the articles in Section
I. (note: Insiders ABN AMRO were previously referred to as Designated Persons.)

Section IV covers other provisions that apply to all Employees, Insiders General and Insiders ABN AMRO alike.

And finally, Section V lists the definitions used throughout the different sections.

WHICH CATEGORY DO YOU FALL INTO?

You may be classified as an Employee, an Insider General or an Insider ABN AMRO. In certain instances, an Insider ABN AMRO may simultaneously be classified as an Insider General and vice versa. If you work for ABN AMRO on a temporary basis, or have been seconded to the bank by another organisation, you may also fall into the categories mentioned above.

REGULATIONS

The rules contained in this brochure are based on the Securities Transactions (Supervision) Act 1995, as well as on the regulations defined by the Netherlands Authority for the Financial Markets (Autoriteit Financiele Markten) and the Dutch Central Bank (De Nederlandsche Bank N.V. / DNB). Please note that stricter rules may be in force in other Strategic Business Units (SBUs), organisational units and countries. Legal rules always take precedence over internal rules, if the legal ones are stricter. Some articles are explained in further detail. These explanations form an integral part of the Regulations.

If you are not sure whether your present (or intended) conduct is in keeping with the ABN AMRO Regulations concerning Private Portfolio Investment Transactions, please contact your compliance officer. It is their duty to assist you in these matters. If you do not know the name of your compliance officer, please contact Group Compliance on (020-6)283269 or (020-6)282093. All information you provide will be treated confidentially.

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At the Intranet site of the Corporate Centre (cc.nl.eu.abnamro.com, see
Documents) you will find the text of these regulations in English and in Dutch, answers to FAQ's and a list of compliance officers.

IMPORTANT IF YOU MAINTAIN A JOINT ACCOUNT

Your attention is drawn to Article 12 in Section I covering the use of joint accounts. Please note that any and all joint account holders must be aware of the contents of these Regulations. In addition, all joint account holders should know that sharing an account with you will occasionally restrict their ability to effect transactions.

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Contents

I. REGULATIONS CONCERNING INSIDE INFORMATION AND PRIVATE PORTFOLIO INVESTMENT TRANSACTIONS
        FOR ALL EMPLOYEES

        Article 1   Not acting with Inside Information
        Article 2   Secrecy
        Article 3   Due care in handling information
        Article 4   Information advantage
        Article 5   Restraint
        Article 6 Avoiding the appearance of acting on the basis of Sensitive Information
        Article 7   Intra-day trade
        Article 8   Sale before the issue date of payment
        Article 9   Front-running
        Article 10  Stock market analysis
        Article 11  Employee stock options
        Article 12  Joint account
        Article 13  Access to Inside Information
        Article 14  Advice
        Article 15  Appeal
        Article 16  Sanctions
        Article 17  Designation

II.     SUPPLEMENTARY REGULATIONS CONCERNING PRIVATE SECURITIES TRANSACTIONS
        FOR INSIDERS GENERAL
        Article 18 Reporting obligation and the obligation to effect securities transactions through ABN AMRO
        Article 19  Prohibition on subscription to issues
        Article 20  Subscription to issues by other Insiders General
        Article 21  Investment horizon of at least three months
        Article 22  Pre-clearance
        Article 23  Exceptions
        Article 24  Affiliated Third Parties

III.    SUPPLEMENTARY REGULATIONS CONCERNING PRIVATE SECURITIES TRANSACTIONS
        FOR INSIDERS ABN AMRO
        Article 25  Private Securities Transactions
        Article 26  Open Period
        Article 27  Prohibition during Open Period
        Article 28  Opposite transactions
        Article 29 Reporting obligation and the obligation to effect securities transactions through ABN AMRO
        Article 30  Pre-clearance
        Article 31  Exceptions
        Article 32  Affiliated Third Parties
        Article 33 Statutory duty of notification to the Netherlands Authority for the Financial Markets
        Article 34 Statutory duty of notification by other persons to the Netherlands Authority for the Financial Markets
        Article 35  Delegation of duty of notification
        Article 36  Advising the duty of notification by Insiders ABN AMRO

IV.     OTHER PROVISIONS
        Article 37  Statutory exemptions to not acting with Inside Information
        Article 38  Unforeseen situations
        Article 39  Investigation and provision of information by Employees
        Article 40  Register
        Article 41  Extension of operation of the Regulations

V.      DEFINITIONS

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I.       Regulations concerning Inside Information and
         Private Portfolio Investment Transactions for all Employees

ARTICLE 1

NOT ACTING WITH INSIDE INFORMATION(1)
An Employee who has access to Inside Information in relation to certain Securities may not effect Private Securities Transactions in these Securities.

The prohibition to effect Private Securities Transactions using Inside Information is based on Section 46.1 and 46.2 of the Securities Transactions (Supervision) Act 1995, (hereinafter referred to as the Act), which reads as follows:

1. Anyone having Inside Information, is forbidden to effect a transaction in or from the Netherlands in:

         a. securities listed on a stock exchange recognised under Section 22 of the Act or on an officially admitted stock exchange outside the Netherlands or other securities, which may reasonably be assumed to be listed soon on such a stock exchange; or

         b. securities, the value of which is determined in part by the value of the securities referred to under a.

2. Inside Information is the knowledge of facts or circumstances concerning the legal person, company or institution to which the securities relate or concerning the trade in the securities:

         a.    that has not been made public; and

         b. disclosure of which can reasonably be expected to influence the price of the securities, irrespective of the direction of the price movement.

A breach of this article is a punishable offence.

ARTICLE 2

SECRECY

An Employee who has access to Inside Information or other Sensitive Information is not permitted to disclose this Information to third parties, including explicitly Affiliated Third Parties. If the Employee has access to Inside Information in relation to certain Securities, they are not permitted to recommend to third parties to conduct or to have conducted securities transactions in these Securities.

Employees may use such Information solely to perform their job appropriately.

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AFFILIATED THIRD PARTIES

-        The spouse or partner of an Employee;

- Relatives by consanguinity or affinity in the first or second degree of an Employee;

-        Other persons who run a joint household with an Employee;

- Agents and portfolio managers (not being discretionary management administrators), to the extent that they act on behalf of the Employee;

- Legal persons and portfolio investment clubs in which the Employee exercises a degree of control over the investment policy.
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As Employees, we occasionally possess information that could affect the price of a company's shares, bonds, warrants or options. In these instances, we are prohibited from trading in such securities for our own account or on behalf of third parties.
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(1) These Regulations include several terms for which specific definitions are used. The terms, which start with a capital letter, are further explained in
Section V - Definitions.


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We are also prohibited from sharing Inside Information with other parties or advising another person to buy or sell securities on the basis of this information. This includes colleagues, family, friends and acquaintances. The rule is simple: as an Employee you do not divulge any Inside Information or Sensitive Information whatsoever.

We have an obligation to keep Inside Information and Sensitive Information strictly secret and are prohibited from effecting portfolio investment transactions if we possess such information. This means we also avoid the appearance of acting on the basis of Inside Information. After all, these issues relate to the integrity of each Employee and, as a result, the bank as a whole.
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This prohibition referred to in article 2 is based on Section 46 a, sub 1 of the
Act, which reads as follows:

Other than in the normal performance of their job, profession or position, anyone who has access to Inside Information concerning a legal person, company or institution as referred to in Section 46 sub 2, or concerning the trade in securities as referred to in Section 46 sub 1, relating to the legal entity, company or institution, is prohibited from:

a.       disclosing this Inside Information to third parties, or

b. advising third parties to effect or bring about transactions in these securities.

A breach of this article is a punishable offence.

ARTICLE 3

DUE CARE IN HANDLING INFORMATION

Employees shall exercise the utmost care in handling information to which they have access as a result of their job. This applies both to information on customers and other business relationships and information relating to ABN AMRO itself.

To reduce the risk of improper use of Inside Information or other Sensitive Information or a conflict of business and private interests, Employees shall avoid too close an involvement with ABN AMRO's clients or other business relationships in a private capacity.

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Our clients must - at all times - be able to count on us to treat the information they entrust to us with discretion. Irrespective of whether this information covers their financial affairs, their private lives or developments inside the companies they work for or run. As an Employee, you simply do not discuss client-related issues to which you have access by virtue of your function. Not with your wife, not with your partner, not with friends, not with family members, not with members of a portfolio investment club you may be involved in and not with other clients. And unless you need to do so for work-related reasons, you do not share client-related information with a colleague in another department. We must avoid every instance where Sensitive Information could give rise to conflict of business and private interests. As an Employee, you only use client-related information to provide the client in question with the best possible service.
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ARTICLE 4

INFORMATION ADVANTAGE

Information advantage that Employees obtain as a result of their job may not be used for personal gain. Article 4 applies to all types of Private Portfolio Investment Transactions, including transactions involving securities, property, precious metals and currencies.


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ARTICLE 5

RESTRAINT

The Employee shall exercise restraint in Private Portfolio Investment Transactions and shall refrain from effecting transactions that can be qualified as excessive or highly speculative.

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A transaction must never place an Employee in financial difficulties. In addition to the rules set out in these ABN AMRO Regulations concerning Private Portfolio Investment Transactions, there are several criteria to verify whether or not a Private Securities Transaction is permitted. These include the type of security, the size of the transaction (also in relation to the Employee's financial position and/or wealth), the timing of the transaction, the function of the person conducting the transaction and ABN AMRO's role in relation to the security in question (if any).
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ARTICLE 6

AVOIDING THE APPEARANCE OF ACTING ON THE BASIS OF SENSITIVE INFORMATION

Employees may not effect Private Portfolio Investment Transactions if it can reasonably be foreseen that this could give rise to the appearance that they had access, or could have had access, to Inside Information or other Sensitive Information.

ARTICLE 7

INTRA-DAY TRADE

Employees are not permitted to issue instructions for both buy and sell orders for Private Securities Transactions relating to Securities with the same security code within a 24-hour period. It is permitted to exercise employee stock options and to sell the ABN AMRO Securities obtained in this way immediately thereafter. Such transactions are perceived as only one Private Securities Transaction.

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Buying and selling a security on the same day may result in a financial gain.
Alternatively, it is possible to sell shares from a portfolio with the intention of buying them back later that day, at a lower price. Employees are only allowed to buy or sell the same security 24 hours after the initial trade in that security code.
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ARTICLE 8

SALE BEFORE THE ISSUE DATE OF PAYMENT

If ABN AMRO has a function in an issue of securities or in a stock exchange introduction, an Employee is not permitted to sell shares obtained via a public share issue or initial public offering (IPO) prior to the payment date. This rule does not apply if ABN AMRO only fulfils a distribution role.

ARTICLE 9

FRONT-RUNNING

Employees are not permitted to effect Private Securities Transactions as a result of or in anticipation of securities orders from ABN AMRO clients or ABN AMRO itself.

ARTICLE 10

STOCK MARKET ANALYSIS

Employees are not permitted to effect Private Securities Transactions in listed stocks of which they have knowledge by virtue of an analysis that has not yet been published.

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Employees who have knowledge of a (research) analysis that has not yet been published are not allowed to trade in the security/securities that the analysis relates to. As soon as the information is in the public domain, it is no longer considered Inside Information. As a consequence, Employees are free to buy or sell these securities, just like any other person.
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ARTICLE 11

EMPLOYEE STOCK OPTIONS

Employees are not permitted to sell to third parties, to give away or to pledge employee stock options, nor to encumber them in any other way.

ARTICLE 12

JOINT ACCOUNT

If a Private Securities Transaction is effected through an ABN AMRO account with one or more persons other than the Employee are authorised to operate, the Private Securities Transaction shall be deemed to have been effected by the Employee. The Employee must expressly inform such other person or persons of this stipulation.

ARTICLE 13

ACCESS TO INSIDE INFORMATION

All Employees with regular access to Inside Information should report this fact to the compliance officer.

ARTICLE 14

ADVICE

If an Employee has doubts regarding the interpretation or application of these Regulations, he is required to seek the advice of his compliance officer. The compliance officer is authorised to issue a decision that is binding on the Employee.

ARTICLE 15

APPEAL

An Employee may appeal against the binding advice of his compliance officer to the Advisory Committee on the General Regulations for Individual Complaints
(ARIK) or any other competent body. The lodging of an appeal shall not suspend the binding advice of the compliance officer.

ARTICLE 16

SANCTIONS

Actions taken by an Employee which breach the rules included in these Regulations shall be regarded as a grave breach of the confidence that ABN AMRO, in its capacity as employer, must be able to have in the Employee. Such a breach may consequently lead to an appropriate sanction being imposed by ABN AMRO, including reversal of the financial gain realised by the Employee, transfer to another position, suspension or other disciplinary or labour law measures, which may include summary dismissal.

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Seemingly meaningless transgressions could cause the bank to suffer substantial losses (loss of reputation and/or financial losses). As Employees, we are therefore required to abide by the ABN AMRO Regulations concerning Private Portfolio Investment Transactions. There are no exceptions. If we ignore these Regulations we put our excellent reputation at risk. In light of this any transgressions are taken very seriously.
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Following the end of each calendar quarter, ABN AMRO is obliged to inform the
Netherlands Authority for the Financial Markets of any transgressions on the part of its employees.
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ARTICLE 17

DESIGNATION

On the basis of articles 1 and 6, an Employee may be designated as having to comply with one (or more) of the other provisions that apply to these Regulations, for a period yet to be determined.

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It could, for example, be that an Employee involved in a project becomes privy to Inside Information on account of that project.
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II.      Supplementary regulations concerning
         Private Securities Transactions
         for Insiders General

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INSIDERS GENERAL

An Employee who has or can have more or less regular access to Inside Information in relation to Securities other than ABN AMRO Securities. This includes:

- Other Employees or groups of Employees designated as Insider General by or on behalf of the management of the Strategic Business Unit or the Corporate Centre

- Employees who perform activities primarily involving the offer, performance, settlement or control of services in the areas of stock-broking or asset management

-        Compliance officers

-        Executive Vice Presidents and Managing Directors

-        Senior Executive Vice Presidents

-        Members of the Managing Board

-        Members of the Supervisory Board.
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ARTICLE 18

REPORTING OBLIGATION AND THE OBLIGATION TO EFFECT SECURITIES TRANSACTIONS THROUGH ABN AMRO

1. The Insider General shall immediately report every Private Securities Transaction in ABN AMRO securities that they effect to the compliance officer

2. The Insider General may only effect Private Securities Transactions through ABN AMRO's securities services

3. If an Insider General meets his obligation to effect securities transactions through ABN AMRO in the Netherlands, the reporting obligation stipulated under point 1 will be fulfilled by ABN AMRO

4. If the Insider General works in a country where ABN AMRO maintains no securities services, they shall instruct the person effecting Private Securities Transactions on his behalf to inform the compliance officer of such transactions. This will be done by sending the compliance officer the relevant transaction statement immediately after the Private Securities Transaction has been effected.



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ARTICLE 19

PROHIBITION ON SUBSCRIPTION TO ISSUES

If ABN AMRO has a function in an issue of securities or in a stock exchange introduction for a public issue or initial public offering (IPO),

1.       Members of the Supervisory Board

2.       Members of the Managing Board

3.       Senior Executive Vice Presidents and

4. Insiders General, who are involved in the public issue or IPO by virtue of their function are not permitted to subscribe to that issue or IPO.

This rule does not apply to:

a. subscriptions related to the exercise of pre-emptive rights in rights issues

b. subscription to a public issue or IPO of an (semi-)open-ended investment fund, unless the Insider General mentioned in this article, holds a management or administrative position in respect of that investment fund.

c.       issues, or IPO's in which ABN AMRO only fulfils a distribution role.

ARTICLE 20

SUBSCRIPTION TO ISSUES BY OTHER INSIDERS GENERAL

Insiders General not referred to in the preceding article are permitted to subscribe to a public issue or IPO in which ABN AMRO has a function in an issue of securities or in a stock exchange introduction.

Securities acquired in the above manner may not be sold within six months after the payment date. This period does not apply to Securities acquired through the exercise of pre-emptive rights or participation in (semi-) open-ended investment funds. This does not apply if ABN AMRO only fulfils a distribution function in a public issue or IPO.

ARTICLE 21

INVESTMENT HORIZON OF AT LEAST THREE MONTHS

The Insider General involved in making bids and/or offers (in one or more securities) may effect Private Securities Transactions in those Securities subject to an investment horizon of at least three months.

ARTICLE 22

PRE-CLEARANCE

Insiders General may be obliged to obtain pre-clearance for Private Securities Transactions. Consent may be granted subject to certain conditions.

ARTICLE 23

EXCEPTIONS

1. Discretionary management Insiders General

Articles 18 (REPORTING OBLIGATION AND THE OBLIGATION TO EFFECT SECURITIES THROUGH ABN AMRO) and 22 (PRE-CLEARANCE) shall not apply if, subject to certain conditions, the Insider General has concluded a written discretionary management agreement. A copy of the conditions, which form an integral part of these Regulations, may be obtained from the compliance officer on request.

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Insiders may contract out the management of their securities portfolio to a third party by means of a discretionary management agreement. In doing so, the Insider authorises the third
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party to effect securities transactions on his behalf. The third party could be
ABN AMRO Asset Management or another asset management/financial institution. When concluding a discretionary management agreement, the Insider is entitled to determine the level of risk diversification and the allocation of funds to different types of securities. Not more than once every six months the Insider may revise the arrangement made. The Insider is not allowed to issue interim instructions.
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2. (Semi-)open-ended investment funds

Contrary to articles 18 (REPORTING OBLIGATION AND THE OBLIGATION TO EFFECT SECURITIES TRANSACTIONS THROUGH ABN AMRO), 21 (INVESTMENT HORIZON OF AT LEAST THREE MONTHS) and 22 (PRE-CLEARANCE), Insiders General are permitted to effect Private Securities Transactions in (semi-)open-ended investment funds.

Articles 18 (REPORTING OBLIGATION AND OBLIGATION TO EFFECT SECURITIES TRANSACTIONS THROUGH ABN AMRO) and 22 (PRE-CLEARANCE) remain in force if the Insider General holds a management or administrative position in respect of (semi-)open-ended investment funds issued by ABN AMRO.

3. Government bonds

Contrary to the provisions in articles 18 (REPORTING OBLIGATION AND THE OBLIGATION TO EFFECT SECURITIES TRANSACTIONS THROUGH ABN AMRO), 19 (PROHIBITION ON SUBSCRIPTION TO ISSUES), 21 (INVESTMENT HORIZON OF AT LEAST THREE MONTHS) and 22 (PRE-CLEARANCE), Insiders General are permitted to effect Private Securities Transactions in government bonds in member countries of the OECD(2).

4. Dispensation

Insofar as authorised by the Chairman of the Managing Board, the Managing Director of Group Compliance is empowered to discharge Insiders General from their obligation to effect securities transactions through ABN AMRO (on special grounds). Should the Insider General be a member of the Managing Board or the Supervisory Board, the Chairman of the Supervisory Board, insofar as authorised by the Chairman of the Managing Board, is empowered to discharge board members from their obligation to effect securities transactions through ABN AMRO (on special grounds). The Chairman of the Supervisory Board must inform the Netherlands Authority for the Financial Markets accordingly.

Dispensation is requested and granted in writing.

ARTICLE 24

AFFILIATED THIRD PARTIES

With due observance of Article 2 (SECRECY) and within the bounds of reasonableness and fairness, the Insiders General are obliged to do their utmost to ensure that their Affiliated Third Parties do not effect securities transactions that conflict with these Regulations.

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AFFILIATED THIRD PARTIES

-        The spouse or partner of an Employee;

- Relatives by consanguinity or affinity in the first or second degree of an Employee;

-        Other persons who run a joint household with an Employee;

- Agents and portfolio managers (not being discretionary management administrators), to the extent that they act on behalf of the Employee;

- Legal persons and portfolio investment clubs in which the Employee exercises a degree of control over the investment policy.
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(2) The countries of the Organisation for Economic Cooperation and Development
(OECD) are: Australia, Belgium, Canada, Denmark, Germany, Finland, France, Greece, Hungary, Ireland, Italy, Japan, Korea, Luxembourg, Mexico, the Netherlands, New Zealand, Norway, Austria, Poland, Portugal, Spain, the Czech Republic, Turkey, the United Kingdom, the United States, Iceland, Sweden and Switzerland.


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III.     Supplementary regulations concerning
         Private Securities Transactions
         for Insiders ABN AMRO

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INSIDER ABN AMRO

An Employee who has or can have more or less regular access to Inside Information in relation to ABN AMRO or ABN AMRO Securities. This includes:

-        Members of the Supervisory Board

-        Members of the Managing Board

- Members of the Board of Directors of ABN AMRO North America, Inc. or directors and Supervisory Board members of group companies, as defined in the Ministerial Regulation

-        Members of the Central Staff Council

-        Senior Executive Vice Presidents

-        Executive Vice Presidents and Managing Directors

-        Senior Vice Presidents

- Other Employees or groups of Employees designated as Insiders ABN AMRO by or on behalf of the management of a Strategic Business Unit or the Corporate Centre, after consultation with the Director of Group Compliance.
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ARTICLE 25

PRIVATE SECURITIES TRANSACTIONS

The Definition that applies to Insiders ABN AMRO is stricter than that defined in Section V under 12. The term Private Securities Transaction is not limited to the purchase or sale of securities. Instead, the term encompasses the acquisition and disposal of securities in the broadest sense.

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In other words, this article covers more than the purchase or sale of securities. The legal act of obtaining or disposing of securities may take a number of forms, including, but are not restricted to the purchase, sale, exchange, donation and acceptance (as a donation) of securities, the buying or writing of securities options, the exercise of options and the conversion of convertible bonds, etc.
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ARTICLE 26

OPEN PERIOD

An Insider ABN AMRO may only effect Private Securities Transactions in ABN AMRO Securities during an Open Period. For legal exemptions, please refer to Article 37.

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The Open Period is the period of ten working days immediately following the publication of the quarterly, interim and annual figures of ABN AMRO Bank N.V.
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ARTICLE 27

PROHIBITION DURING OPEN PERIOD

Insiders ABN AMRO may be prohibited from effecting Private Securities Transactions in ABN AMRO Securities during an Open Period.

ARTICLE 28

OPPOSITE TRANSACTIONS

Insiders ABN AMRO are not permitted to issue both buy and sell instructions during a single Open Period in respect of a Private Securities Transaction in ABN AMRO Securities bearing the same security code. They are, however, permitted to exercise employee stock options and to sell ABN AMRO Securities obtained in this way immediately thereafter.


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ARTICLE 29

REPORTING OBLIGATION AND THE OBLIGATION TO EFFECT SECURITIES TRANSACTIONS THROUGH ABN AMRO

1. Insiders ABN AMRO shall immediately report every Private Securities Transaction in ABN AMRO Securities that they effect to the compliance officer

2. Insiders ABN AMRO may only effect Private Securities Transactions in ABN AMRO securities through ABN AMRO's securities services

3. If an Insider ABN AMRO meets his obligation to effect securities transactions through ABN AMRO in the Netherlands, the reporting obligation stipulated under point 1 will be fulfilled by ABN AMRO

4. If the Insider ABN AMRO works in a country where ABN AMRO maintains no securities services, he shall instruct the person effecting Private Securities Transactions on his behalf to inform the compliance officer of such transactions by sending the said compliance officer the relevant transaction statement immediately after the Private Securities Transaction has been effected.

ARTICLE 30

PRE-CLEARANCE

1.       Members of the Supervisory Board

2.       Members of the Managing Board

3. Members of the Board of Directors of ABN AMRO North America, Inc., as well as directors and Supervisory Board members of group companies, as defined in the Ministerial Regulation

4.       Members of the Central Staff Council

5.       Senior Executive Vice Presidents

6.       Executive Vice Presidents and Managing Directors

7. (Other groups of) Employees yet to designated who wish to effect a Private Securities Transaction in ABN AMRO Securities must seek the pre-clearance of the Managing Director Group Compliance, in writing.

After written consent has been granted, Insiders ABN AMRO are free to place the relevant order, unless they gain access to Inside Information during this period.

ARTICLE 31

EXCEPTIONS

1. Discretionary management Insiders ABN AMRO

Articles 26 (OPEN PERIOD), 27 (PROHIBITION DURING OPEN PERIOD), 28 (OPPOSITE TRANSACTIONS), 29 (REPORTING OBLIGATION AND THE OBLIGATION TO EFFECT SECURITIES TRANSACTIONS THROUGH ABN AMRO), 30 (PRE-CLEARANCE) and 33 (STATUTORY DUTY OF NOTIFICATION TO THE NETHERLANDS AUTHORITY FOR THE FINANCIAL MARKETS) shall not apply to Insiders ABN AMRO, provided they have, subject to certain conditions, concluded a written discretionary management agreement. A copy of the said conditions, which form an integral part of these Regulations, may be obtained from the compliance officer on request.

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Insiders may contract out the management of their securities portfolio to a third party by means of a discretionary management agreement. In doing so, the Insider authorises the third party to effect securities transactions on their behalf. The third party could be ABN AMRO Asset Management or another asset management/financial institution. When concluding a discretionary management agreement, the Insider is entitled to determine the level of risk diversification and the allocation of funds to different types of securities. Not more than once every six months the Insider may revise the arrangement made. The Insider is not allowed to issue interim instructions.
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2. Dispensation

a. At the request of an Insider ABN AMRO the Managing Director of Group Compliance may grant dispensation from the prohibition of effecting a Private Securities Transaction in ABN AMRO Securities outside an Open Period insofar as this concerns employee stock options. The dispensation will only be granted if the Insider ABN AMRO does not have any Inside Information and if the ABN AMRO Securities obtained from the exercise of the employee stock options are sold immediately afterwards.

b. At the request of an Insider ABN AMRO, the Managing Director of Group Compliance may grant dispensation on special grounds to effect a Private Securities Transaction in ABN AMRO Securities outside of an Open Period.

c. Insofar as authorised by the Chairman of the Managing Board, the Managing Director of Group Compliance is empowered to discharge Insiders ABN AMRO from their obligation to effect securities transactions through ABN AMRO (on special grounds). Should the Insider ABN AMRO be a member of the Managing Board, the Chairman of the Supervisory Board, insofar as authorised by the Chairman of the Managing Board, is empowered to discharge board members from their obligation to effect securities transactions through ABN AMRO (on special grounds). The Chairman of the Supervisory Board must inform the Netherlands Authority for the Financial Markets accordingly.

Dispensation is requested and granted in writing.

ARTICLE 32

AFFILIATED THIRD PARTIES

With due observance of Article 2 (SECRECY) and within the bounds of reasonableness and fairness, the Insider ABN AMRO is required to do his utmost to ensure that his Affiliated Third Parties do not effect securities transactions that conflict with these Regulations.

--------------------------------------------------------------------------------
AFFILIATED THIRD PARTIES

-        The spouse or partner of an Employee;

- Relatives by consanguinity or affinity in the first or second degree of an Employee;

-        Other persons who run a joint household with an Employee;

- Agents and portfolio managers (not being discretionary management administrators), to the extent that they act on behalf of the Employee;

- Legal persons and portfolio investment clubs in which the Employee exercises a degree of control over the investment policy.
--------------------------------------------------------------------------------

ARTICLE 33

STATUTORY DUTY OF NOTIFICATION TO THE NETHERLANDS AUTHORITY FOR THE FINANCIAL MARKETS

1.       Members of the Supervisory Board

2.       Members of the Managing Board

3. Members of the Board of Directors of ABN AMRO North America, Inc., as well as directors and Supervisory Board members of group companies, as defined in the Ministerial Regulation

4.       Members of the Central Staff Council

are legally obliged to notify the Netherlands Authority for the Financial Markets(3) of Private Securities Transactions in ABN AMRO Securities effected in or from the Netherlands.

The statutory duty of notification must be fulfilled:

a. Immediately by members of the Supervisory Board and members of the Managing Board

b. Not later than ten days following the end of the calendar month in which the transaction was effected by members of the Board of Directors of ABN AMRO North America, Inc., directors and Supervisory Board members of group companies, as defined in the Ministerial Regulation, and members of the Central Staff Council.

-----------------------
(3) This obligation is based on the provisions of article 46 b of the Securities Transactions (Supervision) Act in connection with Article 3 (et seq.) of the Ministerial Regulation.

The statutory duty to notify the Netherlands Authority for the Financial Markets does not apply to the exceptional circumstances listed in Article 37 (STATUTORY EXEMPTIONS TO NOT ACTING WITH INSIDE INFORMATION) or if the person with a duty of notification has concluded a written discretionary management agreement (see
Article 31).


ARTICLE 34

STATUTORY DUTY OF NOTIFICATION BY OTHER PERSONS TO THE NETHERLANDS AUTHORITY FOR THE FINANCIAL MARKETS

Apart from the Insiders ABN AMRO referred to in article 33 (STATUTORY DUTY OF NOTIFICATION TO THE NETHERLANDS AUTHORITY FOR THE FINANCIAL MARKETS), the following persons are required by law(4) to notify the Netherlands Authority for the Financial Markets of a Private Securities Transaction in ABN AMRO Securities effected in or from the Netherlands, not later than ten days following the end of the calendar month in which the transaction was effected:

   a. Spouses of members of the Supervisory Board, spouses of members of the Managing Board, spouses of members of the Board of Directors of ABN AMRO North America, Inc., or spouses of directors and Supervisory Board members of group companies, as defined in the Ministerial Regulation

   b. Relatives by consanguinity or affinity in the first degree of members of the Supervisory Board, of members of the Managing Board, of members of the Board of Directors of ABN AMRO North America, Inc., or of directors and Supervisory Board members of group companies, as defined in the Ministerial Regulation

   c. Other persons sharing a household with a member of the Supervisory Board, a member of the Managing Board, a member of the Board of Directors of ABN AMRO North America, Inc., or directors and Supervisory Board members of group companies, as defined in the Ministerial Regulation.

The duty of notification neither applies to the exemptions referred to in
Article 37 (STATUTORY EXEMPTIONS TO NOT ACTING WITH INSIDE INFORMATION) nor if the person with a duty of notification has concluded a written discretionary management agreement (see Article 31).

ARTICLE 35

DELEGATION OF DUTY OF NOTIFICATION

The persons referred to in Articles 33 and 34 may ask the Managing Director of Group Compliance in writing to make the necessary notification referred to in the previous article on their behalf in accordance with the time-limits indicated therein. However, the persons referred to in Articles 33 and 34 remain responsible for ensuring that the statutory duty of notification is complied with.

ARTICLE 36

ADVISING THE DUTY OF NOTIFICATION BY INSIDERS ABN AMRO

Members of the Supervisory Board, members of the Managing Board, members of the Board of Directors of ABN AMRO North America, Inc., and directors and Supervisory Board members of group companies, as defined in the Ministerial Regulation, are obliged to advise their spouses, relatives by consanguinity or affinity in the first degree and other persons with whom they share a household, of the statutory duty of notification.

--------------------------------------------------------------------------------
It is worth noting that children and other relatives by consanguinity or affinity in the first degree not sharing the same household, are not required to notify their transactions in ABN AMRO securities to the Netherlands Authority for the Financial Markets.
--------------------------------------------------------------------------------

------------------------
(4) This obligation is based on the provisions of article 46 b of the Securities Transactions (Supervision) Act in connection with article 3 (et seq.) of the Ministerial Regulation.

IV.      Other provisions

ARTICLE 37

STATUTORY EXEMPTIONS TO NOT ACTING WITH INSIDE INFORMATION

The prohibition to effect Securities Transactions using Inside Information does not apply to the following situations / persons / circumstances(5):

a. An intermediary who, having only trade-related Inside Information, acts to serve clients, in accordance with the rules of good faith;

b. Effecting a Private Securities Transaction in order to comply with an enforceable obligation that was already in existence at the point at which the Employee became aware of the fact or circumstance on which he has Inside Information;

c. The acceptance of ABN AMRO options under a employee stock option plan if the intention to grant the options was notified by ABN AMRO to the Netherlands Authority for the Financial Markets at least two months before the date of granting;

d.       1.  The exercising of options on ABN AMRO Securities under a employee stock option plan on the expiration date of that right or within a period of five working days prior to that date;

         2. The exercising of options on ABN AMRO Securities granted under a employee stock option plan on the expiration date of that right or within a period of five working days prior to that date and the immediate sale of the ABN AMRO Securities obtained in this way, provided the Employee has notified the Managing Director Group Compliance in writing at least two months before the expiration date of the intention to sell the ABN AMRO Securities obtained in this way. An Employee who makes use of the above right is obliged to sell the ABN AMRO Securities obtained in this way without delay;

e. The receipt of Securities through a dividend distribution, whether through stock dividend or dividend with stock option.

ARTICLE 38

UNFORESEEN SITUATIONS

The Managing Director of Group Compliance is authorised to take decisions in cases not covered by these Regulations.

ARTICLE 39

INVESTIGATION

The compliance officer is authorised to conduct or commission an investigation into any Private Securities Transaction effected by, on the instructions of, or for an Employee or Affiliated Third Party. To this end, the compliance officer may use ABN AMRO's securities administration.

PROVISION OF INFORMATION BY EMPLOYEES

Employees are required, on request, to provide their compliance officer with all information in relation to strict compliance with these Regulations.

On request, Employees are also required to issue instructions to ABN AMRO, another securities or credit institution, agent, portfolio manager, investment undertaking, intermediary or other third party to provide their compliance officer with all information relating to any Private Securities Transactions effected by them or on their behalf.

Employees are additionally required to make every reasonable and fair effort to ensure that their Affiliated Third Parties provide all information concerning any Private Securities

-----------------------------
(5) These exceptions are based on sections 46.3 and 46.4 of the Securities Transactions (Supervision) Act.

Transactions effected by or on behalf of such Affiliated Third Parties, at the first request of their compliance officer.

Before submitting a written report on the outcome of an investigation, the compliance officer shall offer the Employee an opportunity to respond to facts or circumstances emerging during the investigation. The Employee will be advised in writing of the outcome of the investigation.

ARTICLE 40

REGISTER

The Managing Director of Group Compliance shall maintain a register containing:

a. The names and addresses of Insiders General, Insiders ABN AMRO and Employees as referred to in Article 17

b. Private Securities Transactions in ABN AMRO Securities effected by Insiders ABN AMRO

c.       Private Securities Transactions effected by Insiders General

d.       Private Securities Transactions effected by Employees as referred to in
         Article 17.

Each Employee has the right to inspect the data included in the register insofar as these relate to him. The Managing Director of Group Compliance shall delete data over seven years old from the register.

ARTICLE 41

EXTENSION OF OPERATION OF THE REGULATIONS

The provisions in these Regulations shall continue to apply to Employees, to Insiders General and to Insiders ABN AMRO for a period of six months after they have ceased to have that status.

V.       Definitions

                             A number of terms are regularly used in these Regulations with a specific meaning. These terms, which begin with a capital letter, are defined below.

1. ABN AMRO                  ABN AMRO Holding N.V. and ABN AMRO Bank N.V. as
                             well as majority interests, insofar as they are not directly subject to the conditions of the Credit
                             System (Supervision) Act 1992 or the Securities
                             Transactions (Supervision) Act 1995.

2. ABN AMRO                  a.  Shares or depository receipts for shares in the
   SECURITIES                    capital of ABN AMRO

                             b. Other securities issued by ABN AMRO listed on a stock exchange recognised under Section 22 of the Act or on an officially admitted stock exchange outside the Netherlands or other securities issued by ABN AMRO, which may reasonably be assumed to be listed soon on such a stock exchange

                             c. Securities the value of which is determined in part by the value of the shares or depository receipts for shares in the capital of ABN AMRO or of the securities referred to in b, including (staff) options, warrants and reverse exchangeables

                             d.  Units in (semi-)open-ended investment
                                 undertakings, issued by ABN AMRO, do not constitute ABN AMRO Securities covered by this definition.

3. SECURITIES                As defined in Section 1 of the Securities
                             Transactions (Supervision) Act.

                             a.  Share certificates, debt instruments,
                                 profit-sharing certificates and founder's shares, options certificates, warrants, reverse exchangeables, and similar securities

                             b. Rights of joint ownership, options, rights to the forward transfer of goods, entries in share and debt registers and similar contingent or absolute rights

                             c.  Certificates representing securities as
                                 referred to above

                             d. Scripts representing securities as referred to above

                             e. Interest rate, currency and equity swaps or similar instruments.

4. AFFILIATED THIRD          a.  The spouse or partner of an Employee
   PARTIES
                             b.  Relatives by consanguinity or affinity in the
                                 first or second degree of an Employee

                             c. Other persons who run a joint household with an Employee

                             d. Agents and portfolio managers (not being discretionary management administrators), to the extent that they act on behalf of the Employee

                             e. Legal persons and portfolio investment clubs in which the Employee exercises a degree of control over the investment policy.

5. SENSITIVE                 Information obtained by virtue of his job, which
   INFORMATION               the Employee knows to be or should, in all
                             fairness, have understood to be confidential.

6. INSIDER ABN AMRO          An Employee who has or can have more or less
                             regular access to Inside Information in relation to ABN AMRO or ABN AMRO Securities.

                             This includes:

                             a.  Members of the Supervisory Board

                             b.  Members of the Managing Board

                             c. Members of the Board of Directors of ABN AMRO North America, Inc., or directors and Supervisory Board members of group companies, as defined in the Ministerial Regulation

                             d.  Members of the Central Staff Council

                             e.  Senior Executive Vice Presidents

                             f.  Executive Vice Presidents and Managing
                                 Directors

                             g.  Senior Vice Presidents

                             h.  Other Employees or groups of Employees
                                 designated as Insiders ABN AMRO by or on behalf of the management of a Strategic Business Unit or the Corporate Centre, after consultation with the Managing Director of Group Compliance.

7. INSIDER GENERAL           An Employee who has or can have more or less
                             regular access to Inside Information in relation to Securities other than ABN AMRO Securities. This includes:

                             a.  Members of the Supervisory Board

                             b.  Members of the Managing Board

                             c.  Senior Executive Vice Presidents

                             d.  Executive Vice Presidents and Managing
                                 Directors

                             e.  compliance officers

                             f. Employees who perform activities primarily involving the offer, performance, settlement or control of services in the areas of stock-broking or asset management

                             g.  Other Employees or groups of Employees
                                 designated as Insider General by or on behalf of the management of the Strategic Business Unit or the Corporate Centre.

8. EMPLOYEE                  A person in the employ of, or otherwise in a
                             subordinate relationship to ABN AMRO, regardless of the duration of the employment contract, as well as the members of the Supervisory Board and Managing
                             Board.

9. MINISTERIAL               Regulation concerning the notification and
   REGULATION                regulation of transactions under the Securities
                             Transactions (Supervision) Act 1995 (Government
                             Gazette 1999, 5).

10. OPEN PERIOD              The period of ten working days immediately
                             following the publication of the quarterly, interim and annual figures of ABN AMRO.


11. PRIVATE PORTFOLIO        A Private Securities Transaction as well as the
    INVESTMENT               performance, assignment or promotion of any action
    TRANSACTION              for the purchase or sale of e.g. property, precious
                             metals, goods and currencies, other than in the performance of a job or position, directly or indirectly in a personal capacity, or partially in a personal capacity, or on behalf of a third party.

12. PRIVATE SECURITIES       The performance, assignment or promotion of any
    TRANSACTION              action for the purchase or sale of Securities,
                             including ABN AMRO Securities, other than in the performance of a job or position, directly or indirectly in a personal capacity, or partially in a personal capacity, or on behalf of a third party.

13. INSIDE INFORMATION       The definition provided in Section 46 of the
                             Securities Transactions (Supervision) Act:
                             Knowledge of facts or circumstances concerning the legal person, company or institution to which the Securities relate or concerning the trade in the
                             Securities:

                             a.  That has not been made public, and

                             b. Disclosure of which can reasonably be expected to influence the price of the Securities, irrespective of the direction of the price movement.

14. ACT                      Securities Transactions (Supervision) Act 1995.


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